Exhibit 99.1

GMS REPORTS RECORD SECOND QUARTER RESULTS

- Net Sales Increased 29.2% with Double-Digit Gains in All Product Groups -

- Net Income Increased Significantly to $17.2 Million -

- Adjusted EBITDA Rose 42.3% to $49.5 Million -

Tucker, Georgia, December 13, 2016. GMS Inc. (NYSE:GMS), a leading North American distributor of wallboard and suspended ceilings systems, today reported financial results for the second quarter of fiscal 2017 ended October 31, 2016.

Second Quarter Fiscal 2017 Highlights Compared to Second Quarter Fiscal 2016

•                  Net sales increased 29.2% to $591.8 million; base business net sales up 10.8%

•                  Wallboard unit volume grew 27.2% to 891 million square feet

•                  Gross margin expanded 120 basis points to 32.6%

•                  Net income increased to $17.2 million, or $0.42 per share, compared to $2.8 million, or $0.09 per share

•                  Adjusted EBITDA margin improved 80 basis points to 8.4% as a percentage of net sales

•                  Completed four acquisitions, adding ten branches in Pennsylvania, Florida, Ohio and Michigan

•                  Opened three greenfield branches in Arizona, Maryland and South Carolina

Mike Callahan, President and CEO of GMS, stated, “Our strong track record of executing profitable growth continued into the second quarter of fiscal 2017 with Adjusted EBITDA up 42.3% to $49.5 million. We increased net sales by 29.2%, which reflects our multi-faceted approach to delivering above market revenue growth and earnings expansion for our shareholders. While acquisitions contributed approximately two-thirds of our sales growth, the growth in our base business operations was also strong, with net sales up in each product group. In particular, we capitalized on stronger residential activity in wallboard and other products. In the commercial markets, end market demand was healthy resulting in higher ceilings and steel framing volumes. On this positive sales momentum, we delivered a 120 basis point increase in gross margin to 32.6%, which is in line with our longer-term margin expectation. As we look to the balance of fiscal 2017, we are encouraged by our bright outlook for positive sales momentum, strong gross margins and our robust acquisition pipeline.”

Second Quarter Fiscal 2017 Results

Net sales for the second quarter of fiscal 2017 ended October 31, 2016 were $591.8 million, compared to $458.1 million for the second quarter of fiscal 2016 ended October 31, 2015.

•                  Wallboard sales of $270.0 million increased 26.0%, compared to the second quarter of fiscal 2016. Wallboard unit volume grew 27.2% million to 891 million square feet, helped by greater end market demand, primarily in residential markets, and the positive contribution from acquisitions.

•                  Ceilings sales of $85.4 million rose 14.5%, compared to the second quarter of fiscal 2016, mainly due to improved pricing, higher ceiling grid volumes, and the positive impact from acquisitions.

•                  Steel framing sales of $96.1 million grew 36.7%, compared to the second quarter of fiscal 2016, due to greater commercial activity and modest price gains, along with the benefit from acquisitions.

•                  Other product sales of $140.4 million were up 42.0%, compared to the second quarter of fiscal 2016, as a result of stronger cross-selling activity, acquisitions, price gains and greater end market demand.

Gross profit of $193.2 million grew 34.3%, compared to $143.9 million in the second quarter of fiscal 2016. Gross margin of 32.6% expanded by 120 basis points, compared to 31.4% in the second quarter of fiscal 2016 mainly attributable to increased product margins.

Net income of $17.2 million, or $0.42 per share, increased $14.4 million, compared to $2.8 million, or $0.09 per share, in the second quarter of fiscal 2016. Adjusted net income of $19.0 million, or $0.46 per diluted share, grew $6.4 million, compared to $12.6 million, or $0.38 per diluted share, in the first quarter of fiscal 2016.

Adjusted EBITDA of $49.5 million rose 42.3%, compared to $34.8 million in the second quarter of fiscal 2016.  Adjusted EBITDA margin was 8.4% as a percentage of net sales for the second quarter of fiscal 2017, compared to 7.6% in the second quarter of fiscal 2016, largely reflecting a higher gross margin.

Capital Resources

In September 2016, the Company closed on the refinancing of its existing term loan. The new borrowings consist of a $481.2 million term loan facility due in 2021. Borrowings under the new term loan will bear interest at a floating rate based on LIBOR, with a 1.00% floor, plus 3.50%, compared to the previous term loan which had a floating rate based on LIBOR, with a 1.00% floor, plus 3.75%. Net proceeds plus cash on hand were used to repay its existing first lien term loan of $381.0 million and will be applied to repay approximately $99.0 million of loans under its asset based revolving credit facility.

At October 31, 2016, GMS had cash of $16.4 million and total debt of $644.5 million, as compared to cash of $19.1 million and total debt of $644.6 million at April, 30, 2016.

Subsequent to October 31, 2016, GMS amended its existing ABL Credit Agreement.  Under the agreement, the ABL Facility has, among other things, expanded to $345 million from $300 million, lowered the applicable rate per annum by 0.25%, reduced the unused line fees and extended the term until November 2021.

Acquisition Activity

During the second quarter of fiscal 2017, the Company completed four acquisitions, of Steven F. Kempf Building Materials, Inc., or SKBM, Olympia Building Supplies, LLC, or Olympia, United Building Materials, Inc., or UBM, and Ryan Building Materials Inc., or RBM, for a purchase price in the aggregate amount of approximately $118.2 million. SKBM, Olympia, UBM and RBM distribute wallboard and related building materials in Pennsylvania, Florida, Ohio and Michigan, respectively, from a total of ten locations. For the twelve months ended October 31, 2016, the acquired companies generated approximately $156.7 million in net sales and the earnings of these entities would have contributed approximately $17.6 million to Adjusted EBITDA for that period, including operating synergies.

Subsequent to October 31, 2016, the Company acquired Interior Products Supply, or IPS. IPS distributes wallboard and related building materials from a single location in Indiana. For the twelve months ended October 31, 2016, IPS generated approximately $12.3 million in net sales.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the second quarter ended October 31, 2016 at 10:00 a.m. Eastern Time on December 13, 2016. Investors who wish to participate in the call should dial 888-221-9554 (domestic) or 913-981-5556 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the Company’s second quarter results available on that page of the website as well.  Replays of the call will be available through January 13, 2017 and can be accessed at 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 5717037.

About GMS Inc.

Founded in 1971, GMS operates a national network of distribution centers across the United States.  GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary interior construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.  In addition, the Company utilizes Adjusted EBITDA in certain calculations under its senior secured asset based revolving credit facility and its senior secured first lien term loan facility.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income and Adjusted EBITDA. The Company’s presentation of Adjusted net income and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates, including the potential for growth in the commercial, residential and repair and remodeling, or R&R, markets, statements about its expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, statements related to net sales, gross profit and capital expenditures, as well as non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and base business growth and statements regarding potential acquisitions and future greenfield locations contained in this press release are forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which GMS distributes; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016, and in its other periodic reports filed with the SEC.  In addition, the statements in this release are made as of December 13, 2016. The Company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to December 13, 2016.

GMS Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

Three and Six Months Ended October 31, 2016 and 2015

(in thousands of dollars, except for share and per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
Net sales	$591,846	$458,077	$1,141,646	$910,518
Cost of sales (exclusive of depreciation and amortization shown separately below)	398,622	314,164	769,837	625,717
Gross profit	193,224	143,913	371,809	284,801
Operating expenses:
Selling, general and administrative	149,798	114,352	284,856	224,562
Depreciation and amortization	17,368	15,262	33,163	31,327
Total operating expenses	167,166	129,614	318,019	255,889
Operating income	26,058	14,299	53,790	28,912
Other (expense) income:
Interest expense	(7,154)	(9,260)	(14,731)	(18,517)
Write-off of debt discount and deferred financing fees	(1,466)	—	(6,892)	—
Other income, net	496	409	1,089	919
Total other (expense), net	(8,124)	(8,851)	(20,534)	(17,598)
Income before taxes	17,934	5,448	33,256	11,314
Provision for income taxes	710	2,623	6,869	5,478
Net income	$17,224	$2,825	$26,387	$5,836
Weighted average shares outstanding:
Basic	40,942,905	32,737,956	39,579,244	32,707,297
Diluted	41,319,651	32,898,075	39,955,990	32,915,871
Net income per share:
Basic	$0.42	$0.09	$0.67	$0.18
Diluted	$0.42	$0.09	$0.66	$0.18
Comprehensive income:
Net income	$17,224	$2,825	$26,387	$5,836
Increase (decrease) in fair value of financial instrument, net of tax	100	(524)	12	(705)
Comprehensive income	$17,324	$2,301	$26,399	$5,131

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

October 31, 2016 and April 30, 2016

(in thousands of dollars, except share data)

	October 31,	April 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$16,387	$19,072
Trade accounts and notes receivable, net of allowances of $10,119 and $8,607, respectively	324,622	270,257
Inventories, net	192,422	165,766
Prepaid expenses and other current assets	20,523	16,548
Total current assets	553,954	471,643
Property and equipment, net of accumulated depreciation of $64,103 and $54,377, respectively	157,995	153,260
Goodwill	423,735	386,306
Intangible assets, net	271,879	221,790
Other assets	7,150	7,815
Total assets	$1,414,713	$1,240,814
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$106,889	$91,500
Accrued compensation and employee benefits	39,420	51,680
Other accrued expenses and current liabilities	42,174	41,814
Current portion of long-term debt	11,168	8,667
Revolving credit facility	—	26,914
Total current liabilities	199,651	220,575
Non-current liabilities:
Long-term debt, less current portion	633,325	609,029
Deferred income taxes, net	34,662	41,203
Other liabilities	34,758	33,600
Liabilities to noncontrolling interest holders, less current portion	22,063	25,247
Total liabilities	924,459	929,654
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01 per share, authorized 500,000,000 shares; 40,942,905 and 32,892,905 shares issued at October 31, 2016 and April 30, 2016, respectively	409	329
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares; 0 shares issued at October 31, 2016 and April 30, 2016, respectively	—	—
Additional paid-in capital	486,859	334,244
Retained earnings (accumulated deficit)	4,122	(22,265)
Accumulated other comprehensive loss	(1,136)	(1,148)
Total stockholders’ equity	490,254	311,160
Total liabilities and stockholders’ equity	$1,414,713	$1,240,814

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

Six Months Ended October 31, 2016 and 2015

(in thousands of dollars)

	Six Months Ended
	October 31,
	2016	2015
Cash flows from operating activities:
Net income	$26,387	$5,836
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	12,930	13,749
Accretion and amortization of debt discount and deferred financing fees	8,264	1,708
Amortization of intangible assets	20,233	17,589
Provision for losses on accounts and notes receivable	(230)	328
Provision for obsolescence of inventory	(85)	39
Equity-based compensation	1,499	2,669
Net (gain) loss on sale or impairment of assets	(130)	281
Deferred income tax benefit	(12,373)	(11,089)
Prepaid expenses and other assets	(3,105)	(4,484)
Accrued compensation and employee benefits	(13,783)	(18,170)
Other accrued expenses and liabilities	3,851	8,366
Liabilities to noncontrolling interest holders	907	1,030
Income tax receivable / payable	(11,520)	2,562
	32,845	20,414
Changes in primary working capital components, net of acquisitions:
Trade accounts and notes receivable	(19,316)	(23,969)
Inventories	(13,444)	(247)
Accounts payable	606	1,475
Cash provided by (used in) operating activities	691	(2,327)
Cash flows from investing activities:
Purchases of property and equipment	(5,024)	(2,670)
Proceeds from sale of assets	1,319	6,089
Acquisition of businesses, net of cash acquired	(135,613)	(859)
Cash (used in) provided by investing activities	(139,318)	2,560
Cash flows from financing activities:
Repayments on the revolving credit facility	(635,732)	(305,358)
Borrowings from the revolving credit facility	686,216	309,902
Payments of principal on long-term debt	(2,178)	(1,981)
Principal repayments of capital lease obligations	(2,492)	(2,096)
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts	156,941	—
Repayment of term loan	(160,000)	—
Proceeds from term loan amendment	481,225	—
Repayments on term loan amendment	(381,225)	—
Debt issuance costs on term loan amendment	(2,487)	—
Stock repurchases	—	(5,827)
Exercise of stock options	—	5,412
Payments of contingent consideration	(4,326)	(3,149)
Cash provided by (used in) financing activities	135,942	(3,097)
Decrease in cash and cash equivalents	(2,685)	(2,864)
Balance, beginning of period	19,072	12,284
Balance, end of period	$16,387	$9,420
Supplemental cash flow disclosures:
Cash paid for income taxes	$30,790	$14,219
Cash paid for interest	13,163	16,570
Supplemental schedule of noncash activities:
Assets acquired under capital lease	$5,180	$3,191
Change in fair value of derivative instrument	(187)	1,097
Issuance of installment notes associated with equity-based compensation liability awards	5,353	1,157
Increase (decrease) in insurance claims payable and insurance recoverable	2,106	(25,350)

GMS Inc.

Net Sales by Product Group (Unaudited)

Three and Six Months Ended October 31, 2016 and 2015

(in thousands of dollars)

	Three Months Ended				Six Months Ended
	October 31,	% of	October 31,	% of	October 31,	% of	October 31,	% of
	2016	Total	2015	Total	2016	Total	2015	Total
	(dollars in thousands)				(dollars in thousands)
Wallboard	$269,975	45.6%	$214,254	46.8%	$521,271	45.7%	$425,177	46.7%
Ceilings	85,400	14.4%	74,613	16.3%	171,749	15.0%	153,581	16.9%
Steel framing	96,075	16.2%	70,307	15.3%	180,417	15.8%	137,639	15.1%
Other products	140,396	23.7%	98,903	21.6%	268,209	23.5%	194,121	21.3%
Total net sales	$591,846		$458,077		$1,141,646		$910,518

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

Three and Six Months Ended October 31, 2016 and 2015

(in thousands of dollars)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
	(dollars in thousands)		(dollars in thousands)

Net income	$17,224	$2,825	$26,387	$5,836
Interest expense	8,620	9,260	21,623	18,517
Interest income	(35)	(208)	(78)	(438)
Income tax expense	710	2,623	6,869	5,478
Depreciation expense	6,548	6,465	12,930	13,738
Amortization expense	10,820	8,797	20,233	17,589
EBITDA	$43,887	$29,762	$87,964	$60,720
Stock appreciation rights expense(a)	$(144)	$692	$(236)	$1,286
Redeemable noncontrolling interests(b)	2,531	451	2,823	1,005
Equity-based compensation(c)	686	863	1,359	1,361
Severance and other permitted costs(d)	118	824	258	1,381
Transaction costs (acquisitions and other)(e)	1,827	1,340	2,481	1,755
Loss (gain) on disposal of assets	68	305	(130)	280
Management fee to related party(f)	—	563	188	1,125
Effects of fair value adjustments to inventory(g)	457	—	621	—
Interest rate cap mark-to-market(h)	89	—	132	—
EBITDA add-backs	5,632	5,038	7,496	8,193
Adjusted EBITDA	$49,519	$34,800	$95,460	$68,913
Adjusted EBITDA margin	8.4%	7.6%	8.4%	7.6%

(a)         Represents non-cash compensation expense related to stock appreciation rights agreements

(b)         Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

(c)          Represents non-cash equity-based compensation expense related to the issuance of stock options

(d)         Represents severance and other costs permitted in calculations under the ABL Facility and the Term Loan Facilities

(e)          Represents one-time costs related to the IPO and acquisitions paid to third party advisors

(f)           Represents management fees paid to AEA, which were discontinued after the IPO

(g)          Represents non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

(h)         Represents mark-to-market adjustments for certain financial instruments

GMS Inc.

Reconciliation of Net Income to Adjusted Net Income (Unaudited)

Three and Six Months Ended October 31, 2016 and 2015

(in thousands of dollars, except for share and per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
	(dollars in thousands)		(dollars in thousands)
Income before taxes	$17,934	$5,448	$33,256	$11,314
EBITDA add-backs	5,632	5,038	7,496	8,193
Write-off of debt discount and deferred financing fees	1,466	—	6,892	—
Purchase accounting depreciation & amortization (1)	7,650	11,230	15,649	21,675
Adjusted pre-tax income	32,682	21,716	63,293	41,182
Adjusted income tax expense	13,694	9,099	26,520	17,255
Adjusted net income	$18,988	$12,617	$36,773	$23,927
Effective tax rate (2)	41.9%	41.9%	41.9%	41.9%

Weighted average shares outstanding:
Basic	40,942,905	32,737,956	39,579,244	32,707,297
Diluted	41,319,651	32,898,075	39,955,990	32,915,871
Adjusted net income per share:
Basic	$0.46	$0.39	$0.93	$0.73
Diluted	$0.46	$0.38	$0.92	$0.73

(1)         Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company. Full year projected amounts are $29.6 million and $21.8 million for FY17 and FY18, respectively.

(2)         Normalized effective tax rate excluding the impact of purchase accounting and certain other deferred tax amounts.

Contact Information:

Investor Relations:

ir@gms.com

678-353-2883

Media Relations:

marketing@gms.com

770-723-3378